Exhibit 99.1

ICHOR HOLDINGS, LTD. ANNOUNCES 2016 FINANCIAL RESULTS

FREMONT, Calif., February 9, 2017—(GLOBE NEWSWIRE)—Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid and gas delivery subsystems for semiconductor capital equipment, today announced financial results for the fourth quarter and year ended December 30, 2016 and guidance for the first quarter of 2017.

Highlights for the fourth quarter of 2016 and guidance for the first quarter of 2017 are as follows:

•	Revenue of $131.4 million, Ichor’s largest quarter ever

•	U.S. GAAP net income from continuing operations of $8.0 million and diluted earnings per share from continuing operations attributable to ordinary shareholders (“diluted EPS”) of $0.04

•	Non-GAAP adjusted net income from continuing operations of $11.8 million and non-GAAP adjusted diluted EPS of $0.49

•	First quarter revenue guidance of $140–$150 million

Highlights for the 2016 fiscal year are as follows:

•	Revenue of $405.7 million

•	U.S. GAAP net income from continuing operations of $20.8 million and diluted EPS of $0.23

•	Non-GAAP adjusted net income from continuing operations of $31.6 million, and non-GAAP adjusted diluted EPS of $1.32

“The fourth quarter was an exceptional finish to an exceptional year,” said Tom Rohrs, Executive Chairman and Chief Executive Officer of Ichor Holdings, Ltd (“Ichor”). “In addition to record revenue and profit we successfully completed our IPO in December 2016. Our 24% revenue growth over Q3 was driven by Ichor’s ability to deliver the right products at the right time to our key customers. For the year, our 40% revenue growth over 2015 demonstrated our ability to significantly outgrow the wafer fab equipment market.”

Financial Results for the Quarter and Year Ended December 30, 2016

(in thousands, except per share data and percentages)

(unaudited)

U.S. GAAP Financial Results
	Quarter Ended				Year Ended
	December 30, 2016	December 25, 2015	Change		December 30, 2016	December 25, 2015	Change
Net sales	$131,408	$64,359	+ 104%		$405,747	$290,641	+ 40%
Gross profit percent	16.3%	16.3%	0	bps	16.1%	16.7%	- 60	bps
Operating margin percent	7.3%	1.4%	+ 590	bps	5.9%	4.3%	+ 160	bps
Net income from continuing operations	$7,991	$15	n/m		$20,779	$12,807	+ 62%
Diluted EPS	$0.04	$—	n/m		$0.23	$(292.39)	n/m

Non-GAAP Financial Results
	Quarter Ended				Year Ended
	December 30, 2016	December 25, 2015	Change		December 30, 2016	December 25, 2015	Change
Net sales	$131,408	$64,359	+ 104%		$405,747	$290,641	+ 40%
Gross profit percent	16.3%	16.3%	0	bps	16.1%	16.7%	- 60	bps
Operating margin percent	10.3%	7.1%	+ 320	bps	9.1%	8.4%	+ 70	bps
Net income from continuing operations	$11,839	$2,340	+ 406%		$31,596	$20,249	+ 56%
Adjusted diluted EPS	$0.49	$0.10	+ 390%		$1.32	$0.86	+ 53%

U.S. GAAP Financial Results Overview

For the fourth quarter, revenue was $131.4 million, net income from continuing operations was $8.0 million, and diluted EPS was $0.04. This compares to revenue of $64.4 million, net income from continuing operations of $0.0 million, and diluted EPS of $0.00, for the fourth quarter of 2015.

For the 2016 fiscal year, revenue was $405.7 million, net income from continuing operations was $20.8 million, and diluted EPS was $0.23. This compares to revenue of $290.6 million, net income from continuing operations of $12.8 million, and diluted EPS of ($292.39), for the 2015 fiscal year.

Non-GAAP Financial Results Overview

For the fourth quarter, non-GAAP adjusted net income from continuing operations was $11.8 million and non-GAAP adjusted diluted EPS was $0.49. This compares to non-GAAP adjusted net income from continuing operations of $2.3 million and non-GAAP adjusted diluted EPS of $0.10, for the fourth quarter of 2015.

For the 2016 fiscal year, non-GAAP adjusted net income from continuing operations was $31.6 million and non-GAAP adjusted diluted EPS was $1.32. This compares to non-GAAP adjusted net income from continuing operations of $20.2 million and non-GAAP adjusted diluted EPS of $0.86, for the 2015 fiscal year.

First Quarter 2017 Financial Outlook

For the first quarter of 2017, Ichor expects revenue to be in the range of $140 million to $150 million. We expect non-GAAP adjusted diluted EPS to be in the range of $0.52 to $0.58.

This outlook for non-GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets and share-based compensation expense, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

At December 30, 2016, Ichor had cash and restricted cash of $52.6 million, compared to cash and restricted cash of $24.2 million at December 25, 2015. The increase in cash reduction in long-term debt is primarily due to net proceeds from our initial public offering completed in December 2016 (our “IPO”) of $47.1 million, cash flows from operating activities of $27.7 million, partially offset by net payments of debt of $25.2 million, cash paid for the acquisition of Ajax-United Patterns & Molds, Inc. (“Ajax”) of $17.4 million in April 2016, and capital expenditures of $4.3 million.

Ichor uses a 52- or 53-week fiscal year ending on the last Friday of December. The 2016 fiscal year was a 53 week year, and the 2015 fiscal year was a 52 week year. The fourth quarter of the 2016 fiscal year was a 14 week quarter, and the fourth quarter of the 2015 fiscal year was a 13 week quarter.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP adjusted net income from continuing operations and non-GAAP adjusted diluted EPS. Non-GAAP adjusted net income from continuing operations is defined as: net income from continuing operations; excluding amortization of intangible assets, share-based compensation expense, and other non-recurring expenses; tax adjustments related to those non-GAAP adjustments; and the tax benefit associated with the acquisition of Ajax. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by adjusted diluted ordinary shares, which assumes the IPO and conversion of preferred shares into ordinary shares occurred at the beginning of the measurement period.

Management uses non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate the Ichor’s operating and financial results. Ichor believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view Ichor’s results from management’s perspective. A table presenting the reconciliation of non-GAAP results to U.S. GAAP results is included at the end of this press release.

Conference Call

Ichor will conduct a conference call to discuss its fourth quarter and full year 2016 results and business outlook on February 9th, 2017 at 2:00 p.m. Pacific time.

To listen to the conference call via the Internet, please visit the investor relations section of Ichor’s Web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844-395-9251 (domestic) or 478-219-0504 (international), conference ID: 49760370.

A taped replay of the webcast will be available shortly after the call on Ichor’s website or by calling 855-859-2056 (domestic) or 404-537-3406 (international), conference ID: 49760370.

About Ichor

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. For more information, please visit Ichor’s website at: www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue and non-GAAP adjusted diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (10) dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor’s filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of Ichor’s Rule 424(b)(4) prospectus filed with the Securities and Exchange Commission on December 12, 2016. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law

Contact:

Maurice Carson, 510-897-5200

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	December 30, 2016	December 25, 2015
Assets
Current assets:
Cash	$50,854	$24,188
Restricted cash	1,794	—
Accounts receivable, net	26,401	12,394
Inventories	70,881	31,287
Prepaid expenses and other current assets	7,061	3,924
Current assets from discontinued operations	99	16,539

Total current assets	157,090	88,332
Property and equipment, net	12,018	7,482
Other noncurrent assets	3,574	246
Deferred tax assets	570	296
Intangible assets, net	32,146	31,131
Goodwill	77,093	70,015
Non-current assets from discontinued operations	—	521

Total assets	$282,491	$198,023

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$88,531	$42,027
Accrued liabilities	6,554	3,951
Current portion of long-term debt	—	4,550
Customer deposits	—	26
Other current liabilities	5,421	3,063
Current liabilities from discontinued operations	564	9,855

Total current liabilities	101,070	63,472
Revolving line	—	10,000
Term loan A, net of debt discount	37,944	48,038
Deferred tax liabilities	606	495
Other non-current liabilities	1,173	1,254
Non-current liabilities from discontinued operations	39	86

Total liabilities	140,832	123,345

Shareholders’ equity
Preferred shares ($0.0001 par value; 20,000,000 and 150,000,000 shares authorized, respectively; zero and 17,722,808 shares issued and outstanding, respectively)	—	142,728
Ordinary shares ($0.0001 par value; 200,000,000 and 250,000,000 shares authorized, respectively; 23,874,248 and 65,409 shares issued and outstanding, respectively)	2	—
Additional paid in capital	196,049	3,004
Accumulated deficit	(54,392)	(71,054)

Total shareholders’ equity	141,659	74,678

Total liabilities and shareholders’ equity	$282,491	$198,023

ICHOR HOLDINGS, LTD. AND SUBSIDIARIES

Consolidated Statement of Operations

(in thousands, except share and per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 30, 2016	September 23, 2016	December 25, 2015	December 30, 2016	December 25, 2015
Net sales	$131,408	$105,687	$64,359	$405,747	$290,641
Cost of sales	110,003	88,802	53,890	340,352	242,087

Gross profit	21,405	16,885	10,469	65,395	48,554

Operating expenses:
Research and development	2,154	1,564	1,344	6,383	4,813
Selling, general, and administrative	7,797	6,782	6,645	28,126	24,729
Amortization of intangible assets	1,805	1,804	1,603	7,015	6,411

Total operating expenses	11,756	10,150	9,592	41,524	35,953

Operating income	9,649	6,735	877	23,871	12,601
Interest expense, net	1,125	1,183	933	4,370	3,831
Other expense (income), net	(245)	(241)	(4)	(629)	(46)

Income (loss) from continuing operations before income taxes	8,769	5,793	(52)	20,130	8,816
Income tax expense (benefit) from continuing operations	778	(1,888)	(67)	(649)	(3,991)

Net income from continuing operations	7,991	7,681	15	20,779	12,807

Discontinued operations:
Loss from discontinued operations before taxes	(64)	16	(6,688)	(4,077)	(7,406)
Income tax expense (benefit) from discontinued operations	14	23	101	40	(225)

Net loss from discontinued operations	(78)	(7)	(6,789)	(4,117)	(7,181)

Net income (loss)	7,913	7,674	(6,774)	16,662	5,626
Less: Preferred stock dividend	—	—	—	—	(22,127)
Less: Undistributed earnings attributable to preferred shareholders	(7,800)	(7,631)	(15)	(20,430)	—

Net income (loss) attributable to ordinary shareholders	$113	$43	$(6,789)	$(3,768)	$(16,501)

Net income (loss) per share from continuing operations attributable to ordinary shareholders:
Basic	$0.04	$0.43	$—	$0.29	$(292.39)
Diluted	$0.04	$0.11	$—	$0.23	$(292.39)
Net income (loss) per share attributable to ordinary shareholders:
Basic	$0.02	$0.37	$(111.78)	$(3.11)	$(517.68)
Diluted	$0.02	$0.10	$(111.78)	$(3.11)	$(517.68)
Shares used to compute net income (loss) from continuing operations per share attributable to ordinary shareholders:
Basic	4,557,038	116,903	60,733	1,211,411	31,875
Diluted	4,989,863	439,075	79,293	1,515,462	31,875
Shares used to compute net income (loss) per share attributable to ordinary shareholders:
Basic	4,557,038	116,903	60,733	1,211,411	31,875
Diluted	4,989,863	439,075	60,733	1,211,411	31,875

ICHOR HOLDINGS, LTD. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 30, 2016	December 25, 2015
Cash flows from operating activities:
Net income	$16,662	$5,626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,497	9,936
Impairment of intangible assets	—	1,825
Impairment of property, plant, and equipment	—	1,335
Share-based compensation	3,216	1,118
Deferred income taxes	(2,429)	(4,927)
Amortization of debt issuance costs	527	834
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable, net	(9,007)	6,333
Inventories	(23,719)	9,110
Prepaid expenses and other assets	(3,381)	403
Accounts payable	36,761	(1,676)
Customer deposits	(4,234)	(3,451)
Accrued liabilities	1,612	169
Other liabilities	2,225	55

Net cash provided by operating activities	27,730	26,690

Cash flows from investing activities:
Capital expenditures	(4,268)	(1,367)
Cash paid for acquisitions, net of cash acquired	(17,407)	—
Proceeds from sale of intangible assets	230	—
Proceeds from sale of property, plant, and equipment	243	—

Net cash used in investing activities	(21,202)	(1,367)

Cash flows from financing activities:
Net proceeds from capital contributions	47,103	—
Dividends to shareholders	—	(22,127)
Deferred financing fees	—	(2,631)
Borrowings under revolving commitment	12,000	24,000
Repayments on revolving commitment	(22,000)	(26,000)
Borrowing on long-term debt	15,000	55,000
Repayments on long-term debt	(30,171)	(43,750)

Net cash provided by (used in) financing activities	21,932	(15,508)

Net increase in cash	28,460	9,815
Cash and restricted cash at beginning of year	24,188	14,373

Cash and restricted cash at end of period	$52,648	$24,188

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,686	$2,632
Cash paid during the period for for taxes	$103	$496
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,174	$10

ICHOR HOLDINGS, LTD. AND SUBSIDIARIES

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 30, 2016	September 23, 2016	December 25, 2015	December 30, 2016	December 25, 2015
Net income from continuing operations	$7,991	$7,681	$15	$20,779	$12,807
Non-GAAP adjustments:
Amortization of intangible assets	1,805	1,804	1,603	7,015	6,411
Share-based compensation	1,872	372	311	3,216	1,118
Other non-recurring expenses	235	698	1,752	2,988	4,154
Tax adjustments related to non-GAAP adjustments	(64)	(28)	(1,341)	(131)	(4,241)
Tax benefit related to Ajax acquisition	—	(2,271)	—	(2,271)	—

Non-GAAP adjusted net income form continuing operations	$11,839	$8,256	$2,340	$31,596	$20,249

Non-GAAP adjusted diluted EPS (1)	$0.49	$0.34	$0.10	$1.32	$0.86
Diluted shares used to compute non-GAAP adjusted diluted EPS (2)	24,193,629	24,039,663	23,679,880	24,016,844	23,632,463

(1)	Calculated by dividing non-GAAP adjusted net income from continuing operations by non-GAAP diluted shares outstanding.
(2)	Assumes the IPO shares sold, conversion of preferred shares into ordinary shares, and vesting of restricted stock associated with the IPO occurred at the beginning of the measurement period, for comparability between current and prior periods.

ICHOR HOLDINGS, LTD. AND SUBSIDIARIES

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended
	December 30, 2016		September 23, 2016
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$131,408	$131,408	$105,687	$105,687
Cost of sales	110,003	110,003	88,802	88,802

Gross profit	21,405	21,405	16,885	16,885
Operating expenses	11,756	7,844	10,150	7,276

Operating income	9,649	13,561	6,735	9,609
Interest expense, net	1,125	1,125	1,183	1,183
Other expense (income), net	(245)	(245)	(241)	(241)

Income (loss) from continuing operations before income taxes	8,769	12,681	5,793	8,667
Income tax expense (benefit) from continuing operations	778	842	(1,888)	411

Net income from continuing operations	7,991	11,839	7,681	8,256

The following table calculates diluted EPS from continuing operations attributable to ordinary shareholders using the two class method, as Ichor had two classes of stock during 2016 and 2015. Beginning in the first quarter of 2017, Ichor no longer uses the two class method, as there is only one class of stock outstanding subsequent to our December IPO. All preferred shares were converted into ordinary shares in connection with our December IPO.

ICHOR HOLDINGS, LTD. AND SUBSIDIARIES

Diluted Earnings per Share from Continuing Operations Attributable to Common Shareholders

(in thousands, except share and per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 30, 2016	September 23, 2016	December 25, 2015	December 30, 2016	December 25, 2015
Net income from continuing operations	$7,991	$7,681	$15	$20,779	$12,807
Less: Preferred stock dividend	—	—	—	—	(22,127)
Less: Undistributed earnings attributable to preferred shareholders	(7,800)	(7,631)	(15)	(20,430)	—

Net income (loss) from continuing operations attributable to common shareholders	$191	$50	$—	$349	$(9,320)

Net income (loss) per diluted share from continuing operations attributable to ordinary shareholders	$0.04	$0.11	$—	$0.23	$(292.39)
Diluted shares used to compute net income (loss) from continuing operations per share attributable to ordinary shareholders (1)	4,989,863	439,075	79,293	1,515,462	31,875

(1)	Basic and diluted net income per share attributable to ordinary shareholders is presented in conformity with the two-class method required for participating securities. Ichor considers its convertible preferred shares to be a participating security, as the convertible preferred shares participate in dividends with ordinary shareholders, when and if declared by the board of directors. In the event a dividend is paid on ordinary shares, the holders of preferred shares are entitled to a proportionate share of any such dividend as if they were holders of ordinary shares (on an as-if converted basis). The convertible preferred shares do not participate in losses incurred by Ichor. In accordance with the two-class method, earnings allocated to these participating securities and the related number of outstanding shares of the participating securities, which include contractual participation rights in undistributed earnings, have been excluded from the computation of basic and diluted net income per share attributable to ordinary shareholders.

Under the two-class method, net income attributable to ordinary shareholders after deduction of preferred share dividends, if any, is determined by allocating undistributed earnings between ordinary shares and the participating securities based on their respective rights to receive dividends. In computing diluted net income attributable to ordinary shareholders, undistributed earnings are re-allocated to reflect the potential impact of dilutive securities. Basic net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. All participating securities are excluded from basic weighted-average ordinary shares outstanding. Diluted net income per share attributable to ordinary shareholders is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding, including all potentially dilutive ordinary shares, if the effect of each class of potential ordinary shares is dilutive.

For purposes of two-class method EPS determination, an accounting policy election has been made to treat each income statement line item (e.g. net income from continuing operations, net loss from discontinued operations, and net income (loss) ) as an independent calculation and only allocate earnings to participating securities for those line items for which income is reported, as the participating securities do not have a contractual obligation to participate in losses. There is therefore no allocation of losses to participating securities for those line items for which a loss is reported. Under this method, the sum of the individual EPS income statement line items will not reconcile to the total net income per share.